UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

BOXABL Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-56579	85-2511929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5345 E. N. Belt Road Las Vegas, NV	89115
(Address of principal executive offices)	(Zip Code)

(702) 500-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

None.

Securities registered under Section 12(g) of the Act:

Non-Voting Series A-3 Preferred Stock, $0.00001 par value

Non-Voting Series A-2 Preferred Stock, $0.00001 par value

Non-Voting Series A-1 Preferred Stock, $0.00001 par value

Non-Voting Series A Preferred Stock, $0.00001 par value

Common Stock, $0.00001 par value

(Title of Class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On August 1, 2024, BOXABL Inc. (the “Company”) finalized entering into an engagement to retain Marcum LLP as the Company’s new independent registered public accounting firm. The Company’s Audit Committee had initially approved the selection of Marcum LLP, and the terms of the engagement, on July 11, 2024, which preceded Marcum LLP’s process for approving the engagement. The engagement became binding following both parties executing the engagement letter on August 1, 2024.

During the two most recent fiscal years ended December 31, 2023 and December 31, 2022 and during the subsequent interim period from January 1, 2024 through August 1, 2024, neither the Company nor anyone on its behalf consulted Marcum LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Marcum LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXABL Inc.

Date: August 5, 2024	By:	/s/ Martin Noe Costas
Martin Noe Costas
Chief Financial Officer